Exhibit 99.1

NewsRelease

TC PipeLines, LP to Present at
NAPTP Master Limited Partnership Investor Conference

HOUSTON, Texas – May 14, 2014 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will be presenting at the National Association of Publicly Traded Partnerships (NAPTP) Master Limited Partnership Investor Conference on Wednesday, May 21, 2014, in Ponte Vedra Beach, Florida starting at 11:15 a.m. EST.  Steve Becker, President of the general partner, will present an overview of the Partnership and its business outlook.

A link to the webcast and a copy of the presentation will be available at the Partnership’s Investor Center at www.TCPipeLinesLP.com.

TC PipeLines, LP is a Delaware master limited partnership with interests in six federally regulated U.S. interstate natural gas pipelines which serve markets in the Western and Midwestern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE: TRP). For more information about TC PipeLines, LP, visit the Partnership’s website at www.TCPipeLinesLP.com.

Media Enquiries:	Shawn Howard/ Davis Sheremata	403.920.7859 800.608.7859
Unitholder and Analyst Enquiries:	Rhonda Amundson	877.290.2772 investor_relations@tcpipelineslp.com